UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of an article posted to the Merck & Co., Inc. (“Merck”) internal website on April 27, 2009.  The article summarizes an April 3, 2009 meeting for Merck’s Japan employees in which the merger and integration activities in connection with the proposed transaction between Merck and Schering-Plough Corporation were discussed.

JEC と社員の皆さんのオープンな交流の場「First Fridays」を初めて開催

“First Fridays” Held for the First Time

On April 3, the open session titled “First Fridays” was held to bring together JEC members and employees. “First Fridays” was established in response to many employees commenting that they “want an opportunity to directly speak with JEC members” after the “2009 Business Kickoff Meeting” held this February.

The first gathering of “First Fridays” was held in the cafeteria on the eighth floor of the head office, starting with a session of free discussion from 3pm in which around 100 employees participated.

In addition to President Timney, participants from JEC members included Takeshi Takahashi, Chief Legal Officer, John Tan, Head of Customer & Commercial Excellence, Hidehito Kotani, Executive Director, Corporate Services, Elizabeth Cobbs, Executive Officer, Public & Industrial Policy Office, Yasuyuki Suzuki, Executive Officer, Head of Banyu Manufacturing, Russ Shaner, Acting Chief Human Resources Officer and John Oksinski, Executive Director, Business Development who enjoyed chatting with participating employees for an hour over tea and refreshments.

From 4pm, President Timney gave a presentation on the merger with Schering-Plough announced last month. The presentation materials had already been provided to employees by e-mail from the US headquarters, but all participants avidly listened to President Timney as he carefully explained each point.

President Timney first explained IMO (Integration Management Office), mentioned that Penny Dobson, Head of Program Realization Office had been appointed as the Integration Director of Japan, and conveyed that the Japan Integration Team was expected to be formed soon.

He also explained the integration process, saying that integration would be complete after going through four steps (Phase 1=Mobilize, Phase 2=Plan, Phase 3=Lock-In, Phase 4=Implement), and that Phase 1 had been completed that day, with the kickoff of the integration team to be held on April 6 and 7, where staff from Schering-Plough would be introduced for the first time and a meeting would be held.

President Timney again emphasized that even within the various moves toward integration, focus would be placed on ongoing business, plans and scorecards in 2009, and that he wants all employees to concentrate on their work.

The employees that participated on the day commented that “It was a very good opportunity to directly interact with JEC” and “I am glad I was able to hear President Timney’s frank opinion.”

Furthermore, President Timney’s reflected on the first gathering of “First Fridays” saying “It was an excellent opportunity to directly speak with and take questions from many employees I had not met before” and added “This time was seated, but we might make the next gathering standing and more informal.”

After the presentation, time was allocated for Q&A session, and President Timney directly responded to questions from employees.

The materials used in the presentation can be found here. The results of the survey taken after “First Fridays” was held will be posted on the Intranet at a later date.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s 2008 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in Merck’s proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on March 13, 2009.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.